UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 16, 2017

FIRST MID-ILLINOIS BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

1421 CHARLESTON AVENUE MATTOON, IL		61938
(Address of Principal Executive Offices)		(Zip Code)

(217) 234-7454

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 16, 2017, First Mid-Illinois Bancshares, Inc. (the "Company") entered into a Sales Agency Agreement (“Agreement”) with Sandler O’Neill & Partners, L.P. (“Sandler”) and FIG Partners, LLC (“FIG”), who are collectively referred to herein as Sales Agents. Pursuant to the Agreement, Sandler and FIG will act as the Company’s Sales Agents with respect to an offering and sale, from time to time through the Sales Agents, of shares of the Company’s common stock having an aggregate gross sales price of up to $20.0 million.

Any sales the Company’s common stock under the Agreement will be sales deemed to be “at-the-market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended. These sales will be made by means of ordinary broker transactions on the NASDAQ Global Market at market prices prevailing at the time, at prices related to the prevailing market prices, or at negotiated prices. We will pay each Sales Agent a commission of 2.0% of the gross sales price per share for shares of common stock sold through the relevant Sales Agent.

We are not obligated to make any sales of common stock under the Agreement. We also may instruct the Sales Agents as to the maximum number of shares of common stock it may sell on any given day, as well as the minimum price per share.

The Agreement includes indemnification and contribution provisions that are customary for at-the-market offerings. The Agreement may be terminated by either the Company or the Sales Agents, each in its sole discretion, by giving written notice to the other party as provided for in the Agreement. The Agreement will automatically terminate following the sale of shares of the Company’s common stock, under this program, having an aggregate gross sales price of $20.0 million.

In addition, we may also sell shares of the Company’s common stock to the Sales Agents as principal for their own account, at a price agreed upon at the time of sale.

The foregoing description of the Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On August 16, 2017, the Company issued a press release (“Press Release”) announcing the commencement of the at-the-market equity offering program. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

5.1	Opinion of Schiff Hardin LLP

10.1	Sales Agency Agreement, dated August 16, 2017, by and between the Company, Sandler O’Neill & Partners, L.P., and FIG Partners, LLC

23.1	Consent of Schiff Hardin LLP (included in Exhibit 5.1)

99.1	Press Release of the Company, dated August 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: August 16, 2017

By:

Joseph R. Dively

Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Schiff Hardin LLP

10.1	Sales Agency Agreement, dated August 16, 2017, by and between the Company, Sandler O’Neill & Partners, L.P., and FIG Partners, LLC

23.1	Consent of Schiff Hardin LLP (included in Exhibit 5.1)

99.1	Press Release of the Company, dated August 16, 2017